Exhibit 10.1

ModusLink Global Solutions, Inc.

Restricted Stock Unit Agreement
Granted Under 2010 Incentive Award Plan

AGREEMENT made as of the _____ day of ________, ______ (the “Grant Date”) between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Grant of RSUs.

The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2010 Incentive Award Plan (the “Plan”), ____________ restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of common stock, $0.01 par value, of the Company (“Common Stock”) upon vesting of such Restricted Stock Unit. The Participant agrees that the RSUs shall be subject to vesting as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. Unless and until the RSUs will have vested in the manner set forth in Section 2 hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.Vesting.

(a)One hundred percent (100%) of the RSUs will vest and become nonforfeitable on the earlier of: (i) the first anniversary of the Grant Date, subject to Participant’s continued employment or services through the first anniversary date; (ii) the Participant’s “involuntary separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(n)) with the Company other than for Cause (as defined in the Plan) and whether or not a Change in Control (as defined in the Plan) has occurred; (iii) the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) for “Good Reason” (as defined in Section 2(c) hereof) with the Company and whether or not a Change in Control has occurred; (iv) the Participant’s separation from service due to a disability (within the meaning of Treasury Regulation Section 1.409A-3(i)(4); or (v) the Participant’s death.

(b)Notwithstanding any contrary provision of this Agreement, upon Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company for any reason other than pursuant to Section 2(a)(ii) through Section 2(a)(v) above, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(c)For purposes of this Agreement, “Good Reason” means the occurrence of any of the following circumstances without the Participant’s express written consent, unless such circumstances are fully corrected by the Company within 30 days of the notice of separation given by the Participant in respect thereof: (i) a material diminution in Participant’s base compensation; (ii) a material diminution in Participant’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which Participant must perform his duties; provided further that the Participant’s separation from service shall not be considered to have been on account of a Good Reason unless the Participant provides the Company with not less than 60 days’ advance written notice of separation delivered within 90 days of the initial occurrence of the condition that is the basis for such Good Reason and the Company does not correct the condition in the time frame described above.

(d)For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3.Payment upon Vesting.

As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2(a) hereof, but in no event later than sixty (60) days after such vesting date, the Company shall issue to Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 2(b) hereof.

4.Restrictions on Transfer.

No RSU or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 4 shall not prevent transfers by will or by the applicable laws of descent and distribution.

5.Provisions of the Plan.

(a)This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b)In the event of any changes in capitalization of the Company effecting the number or type of outstanding shares of Common Stock as a result of a stock dividend, stock split or otherwise, the Board shall make such equitable adjustments to the number of RSUs awarded to the Participant, the shares subject to such RSUs as the Board deems appropriate in its discretion. Pursuant to the terms of the Plan, upon the occurrence of a Business Combination (as defined in the Plan), the Board may provide that the RSUs be assumed and all rights of the Company hereunder inure to the benefit of the Company’s successor.

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6.Withholding Taxes.

(a)The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Participant shall satisfy such tax withholding obligations by either (i) making a cash payment to the Company on the date of vesting of the RSUs, in the amount of the Company’s withholding obligation in connection with the vesting of such RSUs, (ii) for U.S. taxpayers at the option of the Participant, and with and subject to the approval of the Committee (as defined in the Plan), satisfy such tax withholding obligations by transferring to the Company, on each date on which RSUs vest under this Agreement, such number of vested RSUs (or shares of Common Stock) as have a fair market value (calculated using for each such RSU (or share of Common Stock) the last reported sale price of the common stock of the Company on the NASDAQ Global Market (or such other market or exchange on which the Company’s Common Stock is then listed, if it is not then listed on the NASDAQ Global Market) on the vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such RSUs or (iii) such other method as is approved by the Company. To effect such delivery of the vested RSUs or shares of Common Stock, the Participant hereby authorizes the Company to take any actions necessary or appropriate to transfer ownership of such RSUs or to cancel any certificate(s) representing such Common Stock to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such transfer or cancellation, the Participant shall promptly execute and deliver the same to the Company.

(b)The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.Miscellaneous.

(a)Rights of Stockholder; Dividends. No Participant shall, by virtue of any RSU, be entitled to vote in any Company election, receive any dividend in respect of a RSU or exercise any other rights of a stockholder of the Company. RSUs shall not confer upon any Participant any rights of a stockholder of the Company unless and until any such RSUs have vested and shares of Common Stock have been distributed in respect of such RSUs.

(b)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or being granted shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

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(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(f).

(g)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i)Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k)Section 409A. This award is intended to be exempt from or to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Department of Treasury regulations thereunder. If this award fails to be exempt from Section 409A of the Code, and therefore deemed to be “deferred compensation” subject to Section 409A of the Code, and if Participant is a “specified employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1((i)) as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of such Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation in respect of the shares under Section 409A of the Code. Each such installment of shares shall be a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding anything to the contrary in this Agreement, the Company makes no representation hereunder as to the particular tax treatment of the RSUs.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ModusLink Global Solutions, Inc.

By:
Name:
Title

Address:

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